AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is made and entered into as of December 16, 2009, by and among Zoo Entertainment, Inc., a Delaware corporation (the “Company”), Focus Capital Partners, LLC (“Focus”) and Socius Capital Group, LLC (“Socius,” and together with Focus, the “Lead Investors”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of November 20, 2009, the Company sold to the Lead Investors, and the Lead Investors purchased from the Company, an aggregate of 290,676 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants to purchase 509,324,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (the “First Round Financing”); and

WHEREAS, concurrently with the closing of the First Round Financing, the Company entered into that certain Registration Rights Agreement, dated as of November 20, 2009, by and among the Company and the Lead Investors (the “Registration Rights Agreement”), pursuant to which the Company granted certain registration rights to the Lead Investors; and

WHEREAS, concurrently with the execution and delivery of this Amendment, and pursuant to a Securities Purchase Agreement, by and among the Company, the investors set forth therein and Focus, the Company is issuing to Focus, and Focus is purchasing from the Company, an aggregate of 31,008 additional shares of Preferred Stock and warrants to purchase an additional 100,992,000 shares of Common Stock (the “Second Round Financing”); and

WHEREAS, the Company and the Lead Investors have agreed to amend the Registration Rights Agreement so as to provide for registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the warrants, each issued in the Second Round Financing;

WHEREAS, in accordance with Section 6(b) of the Registration Rights Agreement, the Company and the holders of no less than a majority of the outstanding Registrable Securities (as such term is defined in the Registration Rights Agreement) have agreed to amend the Registration Rights Agreement as set forth by this Amendment and are signatories hereto.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Amendment, and intending to be legally bound, the parties hereto hereby agree to amend the Registration Rights Agreement as follows:

1.           The term “Common Shares” as used in the Registration Rights Agreement shall be deemed to include the shares of Common Stock issuable upon conversion of the Preferred Stock issued to the Lead Investors in the First Round Financing as well as the shares of Common Stock issuable upon conversion of the Preferred Stock issued to Focus in the Second Round Financing.

2.            The term “Warrant Shares” as used in the Registration Rights Agreement shall be deemed to include the shares of Common Stock issuable upon exercise of the warrants issued to the Lead Investors in the First Round Financing as well as the shares of Common Stock issuable upon exercise of the warrants issued to Focus in the Second Round Financing.

3.            The term “Effectiveness Date” is hereby amended to mean February 22, 2010.

4.            The term “Filing Date” is hereby amended to mean as soon as practicable and, in any event, no later than December 24, 2009.

5.  The Company and the Lead Investors hereto agree that, except as herein expressly amended, all terms and provisions of the Registration Rights Agreement, are and shall remain in full force and effect.  This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name:	David Fremed
Title:	Chief Financial Officer

FOCUS CAPITAL PARTNERS, LLC

By:	/s/ Terry Peizer
Name: Terry Peizer
Title: Managing Director

SOCIUS CAPITAL GROUP, LLC

By:	/s/ Terry Peizer
Name: Terry Peizer
Title: Managing Director